                                             EXHIBIT 11,  Page 1 of 2

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF PER SHARE EARNINGS
                  (In millions except per share amounts)


                                                    Three Months Ended
                                                         March 31,
                                                   -------------------
                                                     1995       1994
                                                   --------   --------
COMPUTATION FOR STATEMENTS OF INCOME
 Income before cumulative effects of
  changes in accounting principles                 $ 170.7    $ 144.9
                                                   -------    -------

 Weighted average number of shares outstanding       132.5      138.2
                                                   -------    -------


 Primary earnings per share                        $  1.29    $  1.05
                                                   =======    =======

ADDITIONAL PRIMARY COMPUTATION
 Net income per statements of income               $ 170.7    $ 144.9
                                                   -------    -------

 Adjustment to weighted average number
  of shares outstanding:
   Weighted average number of shares outstanding
     per primary computation above                   132.5      138.2
   Dilutive effect of outstanding options,
     stock appreciation rights (SARs) and
     performance share units (PSUs) (as
     determined by the application of the
     treasury stock method)(1)                         1.2        1.3
                                                   -------    -------
       Weighted average number of shares
        outstanding, as adjusted                     133.7      139.5
                                                   =======    =======


 Primary earnings per share, as adjusted(2):       $  1.28    $  1.04
                                                   =======    =======



(1) See Note 12 of Notes to Consolidated Financial Statements in Norfolk
    Southern's 1994 Annual Report on Form 10-K for a description of the Long-Term Incentive Plan.

(2) These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3 percent.
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        PAGE 16


                                             EXHIBIT 11,  Page 2 of 2

               NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF PER SHARE EARNINGS
                  (In millions except per share amounts)


                                                    Three Months Ended
                                                         March 31,
                                                   -------------------
                                                     1995       1994
                                                   --------   --------
FULLY DILUTED COMPUTATION
 Net income per statements of income               $ 170.7    $ 144.9

 Adjustment to increase earnings to requisite
  level to earn maximum PSUs, net of tax effect       12.4       21.7
                                                   -------    -------
       Net income, as adjusted                     $ 183.1    $ 166.6
                                                   =======    =======

 Adjustment to weighted average number
  of shares outstanding, as adjusted for
  additional primary calculation:
   Weighted average number of shares
     outstanding, as adjusted per additional
     primary computation on page 1                   133.7      139.5
   Additional dilutive effect of outstanding
     options and SARs (as determined by
     the application of the treasury stock
     method using period end market price)             0.1       --
   Additional shares issuable at maximum
     level for PSUs                                    0.1        0.1
                                                   -------    -------
       Weighted average number of
        shares, as adjusted                          133.9      139.6
                                                   =======    =======


 Fully diluted earnings per share(3):              $  1.37    $  1.19
                                                   =======    =======



(3) These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 40 of APB Opinion No. 15 because they produce an anti-dilutive result.
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